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                              CROSS REFERENCE SHEET
           (Required by Rule 481(a) under the Securities Act of 1933)

Part A -- Information required in a Prospectus      Prospectus Heading
          ------------------------------------      ------------------
Item 1.   Cover Page                                Cover Page

Item 2.   Synopsis                                  Expense Information; Prospectus Supplement

Item 3.   Condensed Financial Information           Financial Highlights; Prospectus Supplement

Item 4.   General Description of Registrant         Cover Page;
                                                    Management of the
                                                    Trust; General

Item 5.   Management of the Fund                    Management of the
                                                    Trust; Prospectus Supplement

Item 6.   Capital Stock and other Securities        General

Item 7.   Purchase of Securities Being Offered      Purchases and Redemptions

Item 8.   Redemption or Repurchase                  Purchases and Redemptions

Item 9.   Legal Proceedings                         Not Applicable


Part B -- Information required in a Statement       Statement of Additional
          of Additional                             Information Heading
                -------------------------------------------

Item 10.  Cover Page                                Cover Page

Item 11.  Table of Contents                         Cover Page

Item 12.  General Information and History           Cover Page; Management of
                                                    the Trust

Item 13.  Investment Objectives and Policies        Further Information on
                                                    Investment Policies;
                                                    Hedging through the use
                                                    of Options; Hedging
                                                    through the use of Futures
                                                    Contracts; Hedging
                                                    through the use of
                                                    Currency-related
                                                    Instruments; Investment
                                                    Restrictions


Item 14.  Management of the Registrant              Management of the Trust; Supplement

Item 15.  Control Persons and Principal             Management of the Trust
          Holders of Securities
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
Item 16.  Investment Advisory and Other               Management of the Trust; Supplement
          Services

Item 17.  Brokerage Allocation                        Portfolio Transactions and
                                                      Valuation; Supplement

Item 18.  Capital Stock and Other Securities          General (in Prospectus)

Item 19.  Purchase, Redemption and Pricing of         Additional Purchase and
          Securities Being Offered                    Redemption Information;
                                                      Portfolio Transactions
                                                      and Valuation

Item 20.  Tax Status                                  Dividends, Distributions
                                                      and Taxes
Item 21.  Underwriters                                Management of the Trust; Supplement

Item 22.  Calculation of Performance Date             Not Applicable

Item 23.  Financial Statements                        Independent Accountants
                                                      and Financial Statements;
                                                      Supplement

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